Exhibit 99.1

Covetrus Announces Financial Results for Second Quarter of 2020

•Second quarter GAAP net sales of $1.03 billion, an increase of 2% year-over-year; non-GAAP organic net sales increased 5% year-over-year

•Second quarter GAAP net income of $54 million, including a $70 million after-tax gain on sale of scil animal care, as compared to a GAAP net loss of $10 million in the prior year period; second quarter non-GAAP adjusted net income of $30 million, an increase of 25% year-over-year

•Second quarter non-GAAP adjusted EBITDA of $63 million, an increase of 19% year-over-year

•Ended the second quarter of 2020 with $414 million in cash and cash equivalents on the balance sheet and more than $700 million in available liquidity

•Full year 2020 non-GAAP adjusted EBITDA guidance in the range of $200 million to $210 million, which assumes no significant additional supply chain disruption or economic impact related to COVID-19 in the second half of the year

PORTLAND, Maine. August 11, 2020 — Covetrus (Nasdaq: CVET), a global leader in animal-health technology and services, today announced financial results for the second quarter of 2020, which ended June 30, 2020.

“I am extremely proud of our team’s exceptional efforts and accomplishments during the second quarter to support our customers around the globe during COVID-19. Our strong second quarter financial results demonstrate our progress, and our 2020 guidance showcases the confidence we have in our business,” said Ben Wolin, Covetrus president and chief executive officer. “While uncertainties tied to the global pandemic and the pace and recovery of our end-market remain, continued investments in our organizational health, innovation and customer success puts us in a strong position to capitalize on our strategic opportunities and to deliver shareholder value in the quarters and years ahead.”

Exhibit 99.1

Summary Operating Results (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2020	2019	2020	2019
Net sales	$1,026	$1,009	$2,091	$1,950
Income (loss) before taxes	$59	$(5)	$24	$(22)
Net income (loss) attributable to Covetrus	$54	$(10)	$20	$(23)
Diluted earnings (loss) per share (EPS)	$0.40	$(0.09)	$0.15	$(0.22)

Non-GAAP Measures: (a)				Pro Forma
Net sales	$1,026	$1,009	$2,091	$1,974
Organic net sales growth	5%		7%
Adjusted EBITDA	$63	$53	$111	$103
Adjusted net income	$30	$24	$50	$42

(a) Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for non-GAAP financial items to the most directly comparable GAAP financial items are provided under Reconciliation of Non-GAAP Financial Measures at the end of this release.

Second Quarter 2020 Results

Net sales for the second quarter of 2020 were $1.03 billion, an increase of 2% compared to the second quarter of 2019. Foreign exchange was a 2% headwind to net sales growth during the period. Non-GAAP organic net sales increased 5% year-over-year, driven by strong net sales growth in the Company's prescription management business as well as positive supply chain net sales growth in North America and APAC & Emerging Markets, supported by a recovery in end-market demand in May and June.
Net income attributable to Covetrus in the second quarter of 2020 was $54 million, or $0.40 per diluted share, which compared to Net loss of $10 million, or a loss of $0.09 per diluted share, in the second quarter of 2019. The primary driver of the year-over-year increase was a $70 million after-tax gain on the sale of scil animal care.

Non-GAAP adjusted EBITDA was $63 million for the second quarter of 2020 versus $53 million in the prior year. Changes in foreign exchange negatively impacted adjusted EBITDA by $1 million year-over-year. The primary driver of the 19% year-over-year increase was positive growth and contribution from the Company's prescription management business and cost containment measures in response to COVID-19, which offset the COVID-19 net sales headwinds and the lost adjusted EBITDA contribution from scil animal care, which was divested on April 1, 2020.

Non-GAAP adjusted net income was $30 million for the second quarter of 2020, compared to $24 million in the prior year period, driven by the same factors impacting non-GAAP adjusted EBITDA.

First Half 2020 Results

Net sales for the first half of 2020 were $2.09 billion, an increase of 7% compared to the first half of 2019. Foreign exchange was a 2% headwind to sales growth during the period. Non-GAAP pro forma organic net sales increased 7% year-over-year, driven by strong net sales growth in the Company's prescription management business and positive supply chain net sales across all of the Company's geographic segments, reflective of the growth and resiliency of the Company's end-market and strong sales execution.

Exhibit 99.1

Net income attributable to Covetrus in the first half of 2020 was $20 million, or $0.15 per diluted share, which compared to net loss of $23 million, or a loss of $0.22 per diluted share, in the first half of 2019. The primary driver of the year-over-year increase was a $70 million after-tax gain on the sale of scil animal care.

Non-GAAP adjusted EBITDA was $111 million for the first half of 2020 versus $103 million in the prior year period on a pro forma basis. Changes in foreign exchange negatively impacted adjusted EBITDA by $2 million year-over-year. The primary driver of the 8% year-over-year increase was accelerated growth and contribution from the Company's prescription management business and cost containment measures in response to COVID-19 uncertainties, which offset the year-over-year impact from increased corporate overhead tied to establishing an independent, global public company.

Non-GAAP adjusted net income was $50 million for the first half of 2020, compared to $42 million in the prior year on a pro forma basis, driven by the same factors impacting non-GAAP adjusted EBITDA.

Second Quarter 2020 Segment Financial Highlights

The Company’s operations are organized and reported by geography -- North America, Europe, and APAC & Emerging Markets.

North America

North America segment net sales for the second quarter, ended June 30, 2020, of $602 million increased 9% compared to the same period of the prior year. Non-GAAP organic net sales increased 10% year-over-year. During the second quarter of 2020, supply chain non-GAAP organic net sales increased 2% year-over-year and prescription management net sales increased 66% year-over-year. COVID-19 had a negative impact on supply chain net sales during the month of April, with sales trends recovering during the months of May and June. COVID-19 had a positive impact on the Company's prescription management business as e-commerce for prescription pet medications spiked amidst the pandemic.

North America segment adjusted EBITDA for the second quarter, ended June 30, 2020, of $55 million increased 28% compared to the same period of the prior year, reflecting the strong net sales growth and the significant improvement in profitability in the Company's prescription management business as well as a modest increase in the overall contribution from the rest of the Company's North American businesses during the second quarter as compared to prior year.
Europe

Europe segment net sales for second quarter, ended June 30, 2020, of $342 million decreased 8% compared to the same period of the prior year. Non-GAAP pro forma organic net sales declined 2% compared to the same period of the prior year. The inventory stocking pull forward of net sales into the first quarter of 2020 as well as COVID-19-related headwinds during April and May drove the decline in net sales as compared to the prior year.

Europe segment adjusted EBITDA for the second quarter, ended June 30, 2020, of $16 million decreased 16% compared to the same period of the prior year, as the lost contribution from the scil animal care business, which was divested on April 1, changes in foreign exchange, and the decline in net sales, including the impact from the inventory stocking dynamic discussed above, more than offset the benefit from cost containment actions implemented during the quarter to mitigate the COVID-19 impact.

Exhibit 99.1

APAC & Emerging Markets

APAC & Emerging Markets segment net sales for the second quarter, ended June 30, 2020, of $85 million decreased by 6% compared to the same period of the prior year. Non-GAAP pro forma organic net sales increased 4% compared to the same period of the prior year, with strong sales execution more than offsetting the COVID-19 headwind.

APAC & Emerging Markets segment adjusted EBITDA for the second quarter, ended June 30, 2020, of $5 million increased 25% compared to the same period of the prior year, driven by strong operating leverage from the positive net sales growth delivered during the quarter, including the benefit from cost containment actions implemented during the quarter to mitigate the COVID-19 impact.

Financial Position and Liquidity

Covetrus generated $54 million of net cash from operating activities during the six months ended June 30, 2020, as compared to $3 million during the prior year period. Free cash flow, a non-GAAP financial measure that is defined as cash flow from operating activities less purchases of property and equipment, was $30 million during the six months ended June 30, 2020 as compared to negative $18 million in the prior year period. The year-over-year increase in free cash flow reflects improved operating earnings and strong working capital management in response to the uncertainty created by COVID-19.

At quarter-end, the Company had $414 million in cash and cash equivalents, $1.14 billion in term loan debt, and no borrowings outstanding on its $300 million revolving credit facility. The Company ended the quarter with more than $700 million in available liquidity and was in compliance with the covenants in its credit agreement as of June 30, 2020.

2020 Financial Guidance

Covetrus’ fiscal year 2020 financial guidance range is as follows, which assumes no significant additional supply chain disruption or economic impact related to COVID-19 in the second half of the year:

•Adjusted EBITDA, a non-GAAP financial metric, of $200 million to $210 million

The Company has not reconciled its non-GAAP adjusted EBITDA guidance to GAAP net income attributable to Covetrus because the reconciling items between such GAAP and non-GAAP financial measures, including share-based compensation expense, separation program costs, strategic consulting costs and other special items tied to the formation of Covetrus, cannot be reasonably predicted due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact, and the periods in which the non-GAAP adjustments may be recognized and therefore is not available without unreasonable effort. The impact of these adjusting items could be significant to the Company’s GAAP results. For more information regarding the non-GAAP financial measures discussed in this release, please see the section titled Reconciliation of Non-GAAP Financial Measures for the reconciliations of GAAP financial measures to non-GAAP financial measures.

Conference Call

The Company will host a conference call to discuss these results and recent business trends at 4:30 p.m. ET on August 11, 2020. Participating in the conference call will be:

Exhibit 99.1

•Benjamin Wolin, president and chief executive officer
•Matthew Foulston, executive vice president and chief financial officer

To access the live webcast and the accompanying slide presentation, individuals can visit the Investor Relations page of the Covetrus website: https://ir.covetrus.com/investors/events-and-presentations. An archived edition of the earnings conference call will also be posted on the Covetrus website later that day and will remain available to interested parties via the same link for one year.

The conference call can also be accessed by dialing 866-789-2492 for U.S./Canada participants, or 409-937-8901 for international participants, and referencing confirmation code 8279366. A replay of the conference call will be available for two weeks through August 25, 2020 by dialing 855-859-2056 or 404-537-3406. The replay confirmation code is 8279366.

About Covetrus
Covetrus is a global animal-health technology and services company dedicated to empowering veterinary practice partners to drive improved health and financial outcomes. We are bringing together products, services, and technology into a single platform that connects our customers to the solutions and insights they need to work best. Our passion for the well-being of animals and those who care for them drives us to advance the world of veterinary medicine. Covetrus is headquartered in Portland, Maine with more than 5,500 employees serving over 100,000 customers around the globe. For more information about Covetrus visit https://covetrus.com/.

Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as "predicts," "believes," "potential," "continue," "anticipates," "estimates," "expects," "plans," "intends," "may," "could," "might," "likely," "will," "should" or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Such statements are subject to numerous risks and uncertainties, and actual results could differ materially from those anticipated due to a number of factors including, but not limited to, the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto; risks associated with our management transition; the ability to successfully integrate operations and employees; the ability to realize anticipated benefits and synergies of the transactions that created Covetrus; the potential impact of the consummation of the transactions on relationships, including with employees, customers and competitors; the ability to retain key personnel; the ability to achieve performance targets; changes in financial markets, interest rates and foreign currency exchange rates; changes in our market; the impact of litigation; the impact of Brexit; the impact of accounting pronouncements, seasonality of our business, leases, expenses, interest expense and debt; risks associated with sufficiency of cash and access to liquidity; cybersecurity risks; and those additional risks discussed under the heading "Risk Factors" in our Annual Report on Form 10-K filed on March 3, 2020, our Quarterly Report on Form 10-Q to be filed with the SEC on August 11, 2020, and in our other SEC filings. Our forward-looking statements are based on current beliefs and expectations of our management team and, except as required by law, we undertake no obligations to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release, whether as a result of new information, future developments or otherwise. Investors are cautioned not to place undue reliance on these forward-looking statements.

Exhibit 99.1

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$414	$130
Accounts receivable, net of allowance of $6 and $8	470	426
Inventories, net	484	636
Other receivables	75	67
Prepaid expenses and other	41	30
Assets held for sale	—	51
Total current assets	1,484	1,340
Non-current assets:
Property and equipment, net of accumulated depreciation of $94 and $84	102	93
Operating lease right-of-use assets, net	127	84
Goodwill	1,154	1,154
Other intangibles, net	572	643
Investments and other	87	47
Total assets	$3,526	$3,361
LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$429	$520
Current maturities of long-term debt and other borrowings	31	62
Accrued payroll and related liabilities	50	44
Accrued taxes	48	18
Other current liabilities	162	164
Liabilities held for sale	—	21
Total current liabilities	720	829
Non-current liabilities:
Long-term debt and other borrowings, net	1,095	1,125
Deferred taxes	41	47
Other liabilities	141	94
Total liabilities	1,997	2,095
Commitments and contingencies
Mezzanine equity:
Redeemable non-controlling interests	9	10
Redeemable series A convertible preferred stock, $0.01 par value, $1,000 per share liquidation preference, 250,000 shares authorized, issued and outstanding as of June 30, 2020	244	—
Shareholders' equity:
Common stock, $0.01 par value per share, 675,000,000 shares authorized; 112,674,657 shares issued and outstanding as of June 30, 2020; 111,620,507 shares issued and outstanding as of December 31, 2019	1	1
Accumulated other comprehensive loss	(107)	(86)
Additional paid-in capital	2,404	2,381
Accumulated deficit	(1,022)	(1,040)
Total shareholders’ equity	1,276	1,256
Total liabilities, mezzanine equity, and shareholders’ equity	$3,526	$3,361

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$1,026	$1,009	$2,091	$1,950
Cost of sales	834	816	1,696	1,580
Gross profit	192	193	395	370
Operating expenses:
Selling, general and administrative	196	198	419	384
Operating loss	(4)	(5)	(24)	(14)
Other income (expense):
Interest income	1	2	1	3
Interest expense	(14)	(15)	(28)	(26)
Other, net	76	13	75	15
Income (loss) before taxes and equity in earnings of affiliates	59	(5)	24	(22)
Income tax expense	(6)	(5)	(4)	(1)
Equity in net earnings of affiliates	1	—	1	—
Net income (loss)	$54	$(10)	$21	$(23)
Less: net income attributable to redeemable non-controlling interests	—	—	(1)	—
Net income (loss) attributable to Covetrus	$54	$(10)	$20	$(23)

Earnings (loss) per share attributable to Covetrus:
Basic	$0.40	$(0.09)	$0.15	$(0.22)
Diluted	$0.40	$(0.09)	$0.15	$(0.22)
Weighted-average common shares outstanding:
Basic	112	112	112	103
Diluted	113	112	113	103

Exhibit 99.1

COVETRUS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions) (Unaudited)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$21	$(23)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	82	71
Amortization of right-of-use assets	12	10
Gain on divestiture of a business	(73)	—
Share-based compensation expense	19	25
Benefit for deferred income taxes	(2)	(9)
Gain on affiliate investment	—	(11)
Amortization of debt issuance costs	3	3
Other	(2)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(56)	(13)
Inventories, net	130	21
Other assets and liabilities	(14)	(77)
Accounts payable and accrued expenses	(66)	6
Net cash provided by operating activities	54	3
Cash flows from investing activities:
Purchases of property and equipment	(24)	(21)
Payments related to equity investments and business acquisitions, net of cash acquired	(13)	(25)
Proceeds from divestiture of a business, net	104	—
Proceeds from sale of property and equipment	4	1
Net cash provided by (used for) investing activities	71	(45)
Cash flows from financing activities:
Proceeds from revolving credit facility	190	—
Repayment of revolving credit facility	(190)	—
Proceeds from issuance of debt	—	1,220
Principal payments of debt	(62)	(43)
Debt issuance and amendment costs	(5)	(24)
Dividend paid to Former Parent	—	(1,174)
Issuance of common shares in connection with share-based compensation plans	4	3
Net transfers from Former Parent	—	165
Proceeds from issuance of Series A preferred stock	250	—
Series A preferred stock issuance costs	(6)	—
Series A preferred stock dividend	(2)	—
Acquisition payment	(17)	—
Acquisitions of non-controlling interests in subsidiaries	—	(74)
Net cash provided by financing activities	162	73
Effect of exchange rate changes on cash and cash equivalents	(3)	1
Net change in cash and cash equivalents	284	32
Cash and cash equivalents, beginning of period	130	23
Cash and cash equivalents, end of period	$414	$55

Exhibit 99.1

COVETRUS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited) (Continued)
	Six Months Ended June 30,
	2020	2019
Supplemental disclosure of cash paid for:
Interest	$23	$22
Income taxes	$10	$10
Amounts included in the measurement of operating lease liabilities	$13	$12
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$57	$71
Deconsolidation of a subsidiary	$15	$—

Exhibit 99.1

Segment Adjusted EBITDA

The Company provides adjusted EBITDA by segment as a supplemental measure to GAAP. Adjusted EBITDA by segment is not a pro forma metric and in 2019 reflects the operations of Vets First Choice only for the period from February 8, 2019 to June 30, 2019. Adjusted EBITDA by segment is among the primary metrics by which management evaluates the performance of the business. Adjusted EBITDA by segment has certain limitations in that it does not take into account the impact of certain expenses to our consolidated statements of operations, including the impact of share-based compensation, formation of Covetrus expenses, IT infrastructure, goodwill impairment charges, and other costs tied to integration efforts of the combined businesses, along with other items such legal, accounting and regulatory, re-branding and severance. The Company does not allocate to its segments' expenses managed at the corporate level, such as corporate wages and related benefits, corporate occupancy costs, professional services utilized at the corporate level, and non-recurring expenses. Other companies may not define or calculate adjusted EBITDA by segment in the same way.

The following tables summarize adjusted EBITDA by segment:

	Three Months Ended
(In millions)	June 30, 2020	June 30, 2019	$ Change	% Change
North America	$55	$43	$12	28%
Europe	16	19	(3)	(16)
APAC & Emerging Markets	5	4	1	25
Corporate	(13)	(13)	—	NA
Total Adjusted EBITDA	$63	$53	$10	19%

	Six Months Ended
(In millions)	June 30, 2020	June 30, 2019	$ Change	% Change
North America	$96	$78	$18	23%
Europe	34	35	(1)	(3)
APAC & Emerging Markets	12	8	4	50
Corporate	(31)	(16)	(15)	NA
Total Adjusted EBITDA	$111	$105	$6	6%

Reconciliation of Non-GAAP Financial Measures
In addition to the financial information presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company is providing certain non-GAAP financial measures (discussed below). Management uses these measures in the management of our business and believes that they are useful to investors in evaluating our ongoing operating results and trends.

The following tables reconcile non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP. Covetrus management believes that these non-GAAP financial measures, including pro forma adjustments to reflect the timing of the acquisition of Vets First Choice in the first quarter of 2019, provide useful additional information to investors regarding Covetrus’ results of operations as they provide another measure of Covetrus’ profitability and ability to service its debt, and are considered important to financial analysts covering Covetrus’ industry.

These non-GAAP financial measures have limitations as an analytic tool and should not be considered in isolation or as a substitute for net income or any other measure of financial performance reported in accordance with GAAP. Covetrus’ non-GAAP measures may be calculated differently than similarly

Exhibit 99.1

named measures reported by other companies. In addition, using non-GAAP measures may have limited value as they exclude certain items that may have a material impact on reported financial results and cash flows. When analyzing Covetrus’ performance, it is important to evaluate each adjustment in the reconciliation tables and use adjusted measures in addition to, and not as an alternative to, GAAP measures.

Non-GAAP Net Sales and Segment Net Sales (Unaudited)

Covetrus delivers products, software and technology-enabled services across the globe through three reportable segments: North America, Europe, and APAC & Emerging Markets.

Organic net sales growth is a non-GAAP measure that Covetrus uses to evaluate period-over-period financial performance. The Company believes this non-GAAP financial metric provides useful information about its operating results, enhances the overall understanding of past financial performance and future prospects and is a useful measure for period-to-period comparisons. Organic net sales growth excludes the impact of foreign exchange fluctuations, M&A and divestitures, which can impact year-over-year comparisons. Additionally, the Company has provided certain pro forma information to reflect the timing of the Vets First Choice acquisition in the first quarter of 2019.

The following tables summarize non-GAAP net sales and non-GAAP organic net sales growth for Covetrus and each reportable segment:

Net Sales and Non-GAAP Pro Forma Net Sales (Unaudited)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
(In millions)	Covetrus	Covetrus
Net sales:	$1,026	$1,009
North America	602	552
Europe	342	370
APAC & Emerging Markets	85	90
Eliminations	(3)	(3)

	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
(In millions)	Covetrus	Historical Animal Health	Historical Vets First Choice (a)	Non-GAAP Pro Forma Combined
Net sales:	$2,091	$1,950	$24	$1,974
North America	1,152	1,049	24	1,073
Europe	764	731	—	731
APAC & Emerging Markets	180	176	—	176
Eliminations	(5)	(6)	—	(6)

(a) Historical Vets First Choice - 2019 - from January 1, 2019 to February 7, 2019

Exhibit 99.1

Non-GAAP Organic Net Sales and Organic Pro Forma Net Sales Growth (Unaudited)

	Three Months Ended June 30,
	2020	2019
(In millions)	Covetrus	Covetrus	Y/Y Growth	% Change from FX	% Change from Mergers and Acquisitions	% Change from Divestitures	Non-GAAP Organic Net Sales Growth
Net sales:	$1,026	$1,009	2%	(2)%	2%	(3)%	5%
North America	602	552	9%	—%	—%	(1)%	10%
Europe	342	370	(8)%	(3)%	4%	(7)%	(2)%
APAC & Emerging Markets	85	90	(6)%	(11)%	1%	—%	4%
Eliminations	(3)	(3)

	Six Months Ended June 30,
	2020	2019
(In millions)	Covetrus	Non-GAAP Pro Forma Combined	Non-GAAP Pro Forma Y/Y Growth	% Change from FX	% Change from Mergers and Acquisitions	% Change from Divestitures	Non-GAAP Pro Forma Organic Net Sales Growth
Net sales:	$2,091	$1,974	6%	(2)%	2%	(1)%	7%
North America	1,152	1,073	7%	—%	—%	—%	8%
Europe	764	731	5%	(3)%	6%	(3)%	5%
APAC & Emerging Markets	180	176	2%	(11)%	1%	—%	12%
Eliminations	(5)	(6)

Exhibit 99.1

Non-GAAP EBITDA, Pro Forma EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income (Loss) and Pro Forma Adjusted Net Income (Unaudited)

EBITDA, adjusted EBITDA, pro forma EBITDA, pro forma adjusted EBITDA, adjusted net income and pro forma adjusted net income are non-GAAP financial measures used to (i) aid management and investors with year-over-year comparability, (ii) determine management performance under the Company's compensation plans, (iii) plan and forecast, (iv) communicate the Company's financial performance to its board of directors, shareholders, and investment analysts, and (v) understand the Company's operating performance without regard to items we do not consider a component of the Company's core ongoing operating performance. Such measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Non-GAAP adjusted EBITDA adjustments include share-based compensation, transaction costs, formation of Covetrus expenses, separation programs and executive severance, carve-out operating expenses, IT infrastructure, capital structure and goodwill impairment charges, strategic consulting, and other (income) expense items, net.

A reconciliation of EBITDA, adjusted EBITDA and adjusted net income to net income (loss) attributable to Covetrus, the most directly comparable GAAP financial measure, is as follows:

Non-GAAP Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
	Three Months Ended
(In Millions)	June 30, 2020	June 30, 2019
Net income (loss) attributable to Covetrus	$54	$(10)
Plus: Depreciation and amortization	41	41
Plus: Interest expense, net	13	14
Plus: Income tax expense	6	5
EBITDA	114	50
Plus: Share-based compensation	10	10
Plus: Strategic consulting	5	—
Plus: Separation programs and executive severance	1	—
Plus: IT infrastructure	—	2
Plus: Formation of Covetrus (a)	7	6
Plus: Capital structure	1	—
Less: Other income items, net (b)	(75)	(15)
Adjusted EBITDA	63	53
Depreciation and amortization	(41)	(41)
Amortization of acquired intangibles	33	34
Interest expense, net	(13)	(14)
Adjusted income before taxes	42	32
Adjusted income tax expense	(12)	(8)
Adjusted net income attributable to Covetrus	$30	$24

(a) Includes professional and consulting fees, duplicative costs associated with transition service agreements, and other costs incurred in connection with the separation from Former Parent and establishing Covetrus as an independent public company.
(b) Includes a $73 million gain on the divestiture of scil and a $1 million gain on the deconsolidation of Covetrus Espana.

Exhibit 99.1

Non-GAAP Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
(In Millions)	Six Months Ended June 30, 2020
Net income attributable to Covetrus	$20
Plus: Depreciation and amortization	82
Plus: Interest expense, net	27
Plus: Income tax expense	4
EBITDA	133
Plus: Share-based compensation	19
Plus: Strategic consulting	9
Plus: Transaction costs (a)	6
Plus: Separation programs and executive severance	2
Plus: IT infrastructure	2
Plus: Formation of Covetrus (b)	14
Plus: Capital structure	1
Less: Other income items, net (c)	(75)
Adjusted EBITDA	111
Depreciation and amortization	(82)
Amortization of acquired intangibles	67
Interest expense, net	(27)
Adjusted income before taxes	69
Adjusted income tax expense	(19)
Adjusted net income attributable to Covetrus	$50

(a) Includes legal, accounting, tax, and other professional fees incurred in connection with acquisitions and divestitures.
(b) Includes professional and consulting fees, duplicative costs associated with transition service agreements, and other costs incurred in connection with the separation from Former Parent and establishing Covetrus as an independent public company.
(c) Includes a $73 million gain on the divestiture of scil and a $1 million gain on the deconsolidation of Covetrus Espana.

Exhibit 99.1

Non-GAAP Pro Forma Adjusted EBITDA and Adjusted Net Income Reconciliation (Unaudited)
	Six Months Ended June 30, 2019
(In Millions)	Covetrus	Vets First Choice (Jan. 1 to Feb. 7)	Spin-Off and Other Pro Forma Adjustments	Purchase Price and Related Pro Forma Adjustments	Pro Forma Covetrus
Net loss attributable to Covetrus	$(23)	$(9)	$(5)	$(4)	$(41)
Plus: Depreciation and amortization	71	2	—	9	82
Plus: Interest expense, net	25	1	6	—	32
Plus: Income tax (benefit) expense	1	—	(1)	(2)	(2)
EBITDA	74	(6)	—	3	71
Plus: Share-based compensation	25	—	—	3	28
Plus: Transaction costs	—	6	—	(6)	—
Plus: Formation of Covetrus (a)	14	—	—	—	14
Plus: Carve-out operating expense	5	—	—	—	5
Plus: IT infrastructure	2	—	—	—	2
Less: Other income items, net	(15)	(2)	—	—	(17)
Adjusted EBITDA	105	(2)	—	—	103
Depreciation and amortization					(82)
Amortization of acquired intangibles					68
Interest expense, net					(32)
Adjusted income before taxes					57
Adjusted income tax expense					(15)
Pro Forma adjusted net income attributable to Covetrus					$42

(a) Includes professional and consulting fees, duplicative costs associated with transition service agreements, and other costs incurred in connection with the separation from Former Parent and establishing Covetrus as an independent public company.
(b) Numbers in table may not foot or cross-foot due to rounding

Non-GAAP Free Cash Flow (Unaudited)

Free cash flow is a non-GAAP financial measure and should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Free cash flow is the cash the Company produces through its operations, less the cost of expenditures on property and equipment. The Company believes that it is an important measurement since it shows how efficient a company is at generating cash.

Free Cash Flow (Unaudited)
	Six Months Ended June 30,
(In millions)	2020	2019
Net cash provided by operating activities	$54	$3
Less: Purchases of property and equipment	(24)	(21)
Free cash flow	$30	$(18)

Contacts
Nicholas Jansen | Investor Relations
207-550-8106 | nicholas.jansen@covetrus.com

Kiní Schoop | Public Relations
207-550-8018 | kini.schoop@covetrus.com